Exhibit 5.1

Morse, Zelnick, Rose & Lander

A LIMITED LIABILITY PARTNERSHIP

825 THIRD AVENUE

NEW YORK, NEW YORK 10022

212-838-1177

FAX – 212-208-6809

December 16, 2016

Milestone Scientific Inc.

220 South Orange Avenue

Livingston, New Jersey 07039

Re: Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Milestone Scientific Inc., a Delaware corporation (the “Company”), in connection with (i) the preparation and filing of a “shelf” registration statement (the “Registration Statement”) on Form S-3 (File No. 333-209466) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), which was declared effective by the Commission on May 4, 2016, registering for sale by the Company of up to $30 million of its securities, including shares of common stock, par value $0.001 per share (the “Common Stock”), shares of preferred stock, par value $0.001 per share, debt securities, warrants and units; and (ii) the preparation and filing of a prospectus supplement pursuant to Rule 424(b) of the Securities Act, dated December 16, 2016 (the “Prospectus Supplement”), regarding the offer and sale by the Company of (a) 2,000,000 shares of Common Stock (the “Shares”), (b) warrants to purchase 1,500,000 shares of Common Stock (the “Warrant Shares”) at an exercise price of $2.55 per share (the “Warrants”), and (c) up to an additional 300,000 Shares and Warrants to purchase 225,000 Warrant Shares to cover over-allotments, if any. The Shares, the Warrants, and the Warrant Shares are hereinafter referred to as the “Securities.”

This opinion is being furnished to you at your request in accordance with the requirements of Item 16 of Part II of the Commission’s Form S-3 and Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

We have examined the Company’s Restated Certificate of Incorporation, as amended, and amended and restated By-Laws, records of proceedings of the Company’s Board of Directors, or committees thereof, and records of proceedings of the Company’s stockholders, deemed by us to be relevant to this opinion letter, the Registration Statement (including the “base” prospectus, that is a part thereof), the Prospectus Supplement and the form of Common Stock Purchase Warrant. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinions set forth herein. In rendering such opinions, we have relied as to factual matters upon the representations, warranties and other statements made in the Underwriting Agreement, dated December 16, 2016, between the Company and Maxim Group LLC, as the representative of the underwriters of the offering (the “Underwriting Agreement”).

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or other comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinions hereinafter set forth (collectively, the “Documents”). We have assumed that such certificates and any representations set forth therein remain true and complete as of the date of this letter. Except to the extent expressly set forth herein, we have not made any independent investigations with regard to matters of fact, examined any court records, dockets or other public records, or investigated the Company’s history or other transactions, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

Milestone Scientific Inc.

December 16, 2016

In reaching the opinions set forth below, we have assumed:

(a)	that all signatures on all the Documents are genuine;

(b)

the authenticity of all the Documents submitted to us as originals, the conformity to originals of all the Documents submitted to us as certified or photographic copies, and the accuracy and completeness of all the Documents;

(c)	the legal capacity of all natural persons executing any Documents, whether on behalf of themselves or other persons;

(d)	that all persons executing the Documents on behalf of any party (other than the Company) are duly authorized;

(e)	that all representations, warranties, statements and information contained in the Documents are accurate and complete;

(f)

that there will be no changes in applicable law between the date of this opinion and any date of issuance or delivery of the Securities that would have an adverse effect on the due authorization or valid issuance or delivery of the Securities;

(g)	that at the time of delivery of the Securities, the authorization of the issuance of the Securities will not have been modified or rescinded;

(h)

that the issuance, execution and delivery of the Securities, and the compliance by the Company with the terms of the Warrants, will not violate any then-applicable law or result in a default under, breach of, or violation of any provision of any instrument or agreement then binding on the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company;

(i)	that the consideration received or proposed to be received for the issuance and sale or reservation for issuance of any offering of the Shares is not less than the par value per share;

(j)	that the Securities will not be issued in violation of the Company’s Restated Certificate of Incorporation, as amended; and

(k)	that no additional Shares or Warrants will be issued by the Company prior to the full issuance of all of the Shares and Warrants.

Based on our review of the foregoing and subject to the assumptions and qualifications set forth in this letter, it is our opinion, as of the date of this letter, that (a) the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms when (i) they have been duly executed and countersigned as provided therein and (ii) duly delivered to the holders thereof against payment of the agreed upon consideration therefor in accordance with the Underwriting Agreement and (b) the Shares and the Warrant Shares are duly authorized and, when and if duly issued and delivered and paid for in the manner and for the consideration contemplated by each of the Registration Statement, the Prospectus Supplement and, in the case of the Warrant Shares, the terms of the Warrants, the Shares and the Warrant Shares will be validly issued, fully paid and nonassessable.

In addition to the qualifications set forth above, the opinions set forth in this letter are also subject to the following qualifications:

(i)

We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York. We express no opinion as to the principles of conflict of laws of any jurisdiction, including the laws of the State of New York.

(ii)

We assume no obligation to supplement our opinions if any applicable law changes after the date of this letter or if we become aware of any facts that might alter the opinions expressed in this letter after the date of this letter.

(iii)	We express no opinion on the application of federal or state securities laws to the transactions contemplated in the documents.

Milestone Scientific Inc.

December 16, 2016

This opinion letter is provided to the Company for its use solely in connection with the transactions contemplated by the Underwriting Agreement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. The only opinions rendered by us consists of those set forth in the sixth paragraph of this letter, and no other opinion may be implied or inferred beyond the opinions expressly stated. Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

We consent to the filing of this opinion letter as an exhibit to a Current Report on Form 8-K to be incorporated by reference into the Registration Statement and to the use of our name under the heading “Legal Matters” in the Prospectus Supplement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Morse, Zelnick, Rose & Lander, LLP
Morse, Zelnick, Rose & Lander, LLP